UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2014

UBIQUITY, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-179738	99-0371375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9801 Research Drive, Irvine, California 92618
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 489-7600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

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ITEM 7.01	REGULATION FD DISCLOSURE

On September 11, 2014, we issued the press release attached hereto as Exhibit 99.1 announcing that we are providing the holders of our shares of restricted common stock (the “Restricted Common Stock”) certain registration rights in connection with any offering of our common stock (the “Proposed Offering”), under the terms and conditions of the Registration Rights Agreement described below in Item 8.01, if stockholders holding at least 50% of the shares of such Restricted Common Stock become a party to the Registration Rights Agreement.

In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Exchange Act. The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

ITEM 8.01	OTHER EVENTS

We are providing the holders of our Restricted Common Stock the right to participate in a Proposed Offering, which we intend to be a firm commitment underwritten offering of our shares of common stock, par value $0.001 per share, with gross proceeds to us of at least $40,000,000. Holders of Restricted Common Stock who participate in the Proposed Offering (the “Holders”) will be granted, without charge or any fee or payment, the registration rights outlined in the Registration Rights Agreement to be entered into by and between us and the stockholder parties thereto (the “Registration Rights Agreement”). The Registration Rights Agreement will become effective if Holders of Restricted Common Stock that hold at least 50% of the issues and outstanding shares of our Restricted Common Stock become party to the Registration Rights Agreement.

Holders of Restricted Common Stock who choose to accept the terms of the Registration Rights Agreement will agree not to sell or transfer their shares of Restricted Common Stock except in the Proposed Offering unless certain events (“milestones”) are not achieved on or prior to the date specified in the Registration Rights Agreement, or such later date as agreed by Holders party to the Registration Rights Agreement that own at least 50% of the shares of Restricted Common Stock owned by the Holders party to the Registration Rights Agreement.

The foregoing summary of the Registration Rights Agreement does not purport to be complete, and is qualified in its entirety by reference to the Registration Rights Agreement, which is attached hereto as Exhibit 99.3.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated September 11, 2014

99.2	Notice to Holders of Restricted Common Stock

99.3	Form of Registration Rights Agreement

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 11, 2014

UBIQUITY, INC.

By:	/s/ Christopher Carmichael
Christopher Carmichael
Chief Executive Officer

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